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                                                                 EXHIBIT (23)(J)


                       CONSENT OF BERWIND FINANCIAL, L.P.


     We hereby consent to (i) the use of our opinion letter dated August 4, 1997 to the Board of Directors of Covenant Bancorp, Inc. (the "Company") included as Annex C to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4, as amended by Post-Effective Amendment No. 1, relating to the proposed merger of the Company and First Union Corporation, and (ii) the references to such opinion in such Prospectus/Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                         BERWIND FINANCIAL, L.P.


December 12, 1997

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